Filing Fee:  $70.00
                                                                     EXHIBIT 3.7




                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                         NEW ENGLAND CONTAINER CO., INC.


                  Pursuant to the provisions of Section 7-1.1-59 of the General Laws, 1956, as amended, the undersigned corporation adopts the following Restated Articles of Incorporation:

                   FIRST: The name of the corporation is NEW ENGLAND CONTAINER CO., INC.

                   SECOND: The period of its duration is PERPETUAL.

                   THIRD: The purpose or purposes which the corporation is authorized to pursue are:

                  (1) to purchase, manufacture, recondition and deal in steel drums and similar containers; and

                  (2) to engage in any lawful act or activity for which corporations may be organized under the General Laws of Rhode Island.


                  FOURTH: The aggregate number of shares which the corporation has authority to issue is TWENTY THOUSAND (20,000) SHARES OF COMMON STOCK, EACH WITH A PAR VALUE OF $.01.

Note: If the authorized shares consist of one class only, insert a statement of the par value of such shares or a statement that all of such shares are without par value.

         If the authorized shares are divided into classes, insert a statement of the number of shares of each class, a statement of the par value of the shares of each such class or that such shares are without par value, and a statement of the preferences, limitations and relative rights in respect of the shares of each class.

         If the authorized shares of any preferred or special class are issuable in series, insert a statement of the designation of each series, a statement of the variations in the relative rights and preferences as between series in so far as the same are fixed in the articles of incorporation and a statement of any authority vested in the board of directors to establish series and fix and determine the variations in the relative rights and preferences as between series.

                   FIFTH: Existing provisions limiting or denying to shareholders the preemptive right to acquire additional or treasury shares of the corporation are:

                  Stockholders shall not have a preemptive right to acquire unissued or treasury shares or securities convertible into shares or carrying a right to subscribe to or acquire shares.

                   SIXTH: Existing provisions of the articles of incorporation for the regulation of the internal affairs of the corporation are:

                  See Exhibit A attached hereto

                                    EXHIBIT A

                  Article SIXTH: No director of the corporation shall be liable to the corporation or to its stockholders for monetary damages for breach of the director's duty as a director; provided, however, that this Article SIXTH shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or to its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) the liability imposed pursuant to the provisions of R.I.G.L. Section 7-1.1-43 (as in effect or as hereafter amended); or (iv) for any transaction from which the director derived an improper personal benefit unless said transaction is permitted by R.I.G.L. Section 7-1.1-37.1 (as in effect or as hereafter amended). If the Rhode Island General Laws are amended after the adoption of this Article SIXTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of each director of the corporation shall be eliminated or limited to the fullest extent permitted by the Rhode Island General Laws, as so amended. Neither the amendment nor repeal of this Article SIXTH nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article SIXTH shall eliminate or reduce the effect of this Article SIXTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article SIXTH, would occur or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                  SEVENTH: The restated articles of incorporation correctly set forth without change the corresponding provisions of the articles of incorporation as heretofore amended, and supersede the original articles of incorporation and all amendments thereto.

Dated    JANUARY 28, 1993                   NEW ENGLAND CONTAINER CO., INC.



                                            By: /s/ VINCENT J. BUONANNO
                                               ------------------------
                                                   Its _____ President


                                            and /s/ LINDA M. FRAME
                                                   Its _______ Secretary


STATE OF RHODE ISLAND      }
                                            : SC.
COUNTY OF PROVIDENCE       }

         At PROVIDENCE in said county on this 28TH day of JANUARY, 1993, personally appeared before me LINDA M. FRAME, who, being by me first duly sworn, declared that he is the SECRETARY of NEW ENGLAND CONTAINER CO., INC., that he signed the foregoing document as SECRETARY of the corporation, and that the statements therein contained are true.
                                            /s/ EUGENE M. D'ONOFRIO
                                      -----------------------------------
                                                 Notary Public


(NOTARIAL SEAL)

                       FICTITIOUS BUSINESS NAME STATEMENT

                                       OF

                         NEW ENGLAND CONTAINER CO., INC.
                          (Correct Name of Corporation)

To the Secretary of State
         of the State of Rhode Island

         Pursuant to the provisions of Section 7-1.1-7.1 of the General Laws, 1956, as amended, the undersigned corporation hereby submits the following statement for authority to transact business in the State of Rhode Island under a fictitious name:

         FIRST:  Fictitious Business name to be used:  NEW ENGLAND CONTAINER

         SECOND: Name of applicant corporation:  NEW ENGLAND CONTAINER CO., INC.

         THIRD:  Incorporated under the laws of RHODE ISLAND

         FOURTH:  Date of incorporation:  JANUARY 8, 1953

         FIFTH:  Business in which engaged:  DRUM RECONDITIONING

         SIXTH: Address of registered office within Rhode Island C/O DESIMONE & DEL SESTO LAW CORPORATION, 49 WEYBOSSET STREET, PROVIDENCE, RI 02903

         SEVENTH: Applicant is otherwise qualified to do business in the State of Rhode Island.


Dated:  JUNE 8, 1984
(This statement shall expire
five (5) years from date of
filing)
                                           NEW ENGLAND CONTAINER CO., INC.
                                                     (Applicant)

                                           By: /s/VINCENT J. BUONANNO
                                              ------------------------
                                                   Its PRESIDENT